UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – January 27, 2010

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Compensatory Arrangements of Certain Officers.

On January 28, 2010, the Board of Directors, acting upon the recommendation of its Management Development and Compensation Committee (the “Committee”), approved a base salary rate of $1,800,000 for 2010 for Robert J. Stevens, Chairman and Chief Executive Officer of the Corporation, which is unchanged from his base salary rate approved in 2009 and 2008. This action was at the request of Mr. Stevens, who volunteered again to freeze his base salary rate at the rate approved in 2008. Christopher E. Kubasik, who was elected President and Chief Operating Officer effective as of January 1, 2010, also volunteered to freeze his base salary rate at $1,000,000, which is unchanged from his base salary rate approved in 2009 when he held the position of Executive Vice President of the Corporation’s Electronics Systems business area.

At the same time, the Board determined that the salaries of all other elected officers would be maintained at the levels approved in 2009 and that no merit or other increases would be made during 2010, except in connection with an appointment to a new position.

The Board also amended the 2006 Management Incentive Compensation Plan (Performance Based) (“MICP”), the Corporation’s annual incentive bonus plan. The amendments: (i) provide a target of 125% of base pay for the position of President and Chief Operating Officer, as the plan previously did not have a specified target level for that position; (ii) authorize pro-rated payments for participants who die mid-year and clarify the plan terms regarding changes in targets mid-year; and (iii) clarify that both organizational and individual performance may be assessed in increments of .05 between the target levels specified in the plan document. A copy of the MICP, as amended, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Under the MICP, the Committee typically reviews and sets target award percentages at the beginning of the year using market data for comparable positions. The amendment increases the upper end of the range of possible targets for employees who are not elected officers from 55% to 60%, so that the possible targets for those employees would range from 15% to 60%. This provision does not apply to any named executive officer or elected officer. For 2010, the Board determined to freeze the target level percentage of MICP awards for executive officers and all other elected officers, except in connection with an appointment to a new position.

On January 27, 2010, the Committee approved an amendment to an existing Restricted Stock Unit (RSU) Award Agreement, with Mr. Stevens, dated February 1, 2006, to modify the vesting schedule. Of the original 132,000 RSUs awarded, 40,000 RSUs vested on February 1, 2009 and the remaining 92,000 RSUs were to have vested in increments of 55,200 RSUs on September 8, 2011, and 7,360 RSUs each of the next five years thereafter beginning on September 8, 2012 through September 8, 2016, subject to Mr. Stevens’ continued employment with the Corporation until those dates. Under the amended award agreement, the remaining 92,000 RSUs will vest in increments of 55,200 on September 8, 2011 (per the original schedule), 25,000 on September 8, 2012, and 11,800 on September 8, 2013, subject to Mr. Stevens’ continued employment with the Corporation until those dates.

Item 5.03.	Amendment of Bylaws.

On January 28, 2010, Lockheed Martin Corporation’s Board of Directors amended the Corporation’s bylaws. The bylaws, as amended, are attached as Exhibit 3.2 to this report and are incorporated by reference.

The Board amended Section 1.02 of the bylaws governing special meetings of stockholders, in its entirety, to permit a single stockholder who beneficially owns ten percent (10%) of the Corporation’s shares, or a group of stockholders who in the aggregate beneficially own twenty-five percent (25%) of the Corporation’s shares, to call a special meeting, subject to complying with the requirements of Section 1.02. The bylaws previously required the support of 50% of the Corporation’s shares to call a special meeting.

Pursuant to Section 1.02 of the bylaws, as amended, at any time in the interval between annual meetings, special meetings of the stockholders may be called by the Chairman of the Board, the Chief Executive Officer or the President, or by the Board of Directors or the Executive Committee. Subject to the provisions of Section 1.02, special meetings of stockholders also shall be called by the Secretary of the Corporation for the purpose of acting upon any matter that properly may be considered at a meeting of stockholders upon the written request of (i) a person who, individually, is the beneficial owner of shares of capital stock of the Corporation entitled to cast ten percent (10%) or more of the votes entitled to be cast at the meeting, or (ii) persons who, in the aggregate, are the beneficial owners of shares of capital stock of the Corporation entitled to cast twenty-five percent (25%) or more of the votes entitled to be cast at the meeting. In determining whether a request for a special meeting by the stockholders of the Corporation is valid, multiple special meeting requests will not be considered part of a single request for a special meeting for purposes of the requirement set forth in clause (ii) above.

Any person or persons who beneficially own shares of the capital stock of the Corporation and who seek a special meeting of stockholders in accordance with subsection (a) of Section 1.02 (collectively, “Stockholder Proponents”) shall deliver a written notice to the Secretary of the Corporation at the principal executive offices of the Corporation that sets forth (i) the name and address of the Stockholder Proponents and any Associated Person, the class and number of shares of capital stock of the Corporation that are beneficially owned by the Stockholder Proponents and any Associated Person, and, if the Stockholder Proponents are not stockholders of record, satisfactory written evidence of the Stockholder Proponents’ beneficial ownership of such shares of capital stock of the Corporation, (ii) a description of the business desired to be brought before the special meeting, the reasons for proposing such business at the meeting and any interest in such business of the Stockholder Proponents or any Associated Person (including any anticipated benefit to the Stockholder Proponents or any Associated Person therefrom), (iii) a description of (A) any agreement, arrangement or understanding (including any derivative or short position, profits interests, options, hedging transactions, borrowing or lending of securities or proxy or voting agreements) in effect at the time of the giving of the notice or at any time during the six (6) month period then ending, by or on behalf of the Stockholder Proponents or any Associated Person, the effect or intent of which is to manage risk or benefit from changes in the price of any securities issued by the Corporation, or to increase or decrease the voting power of any such person in respect of securities issued by the Corporation, or (B) any direct or indirect economic interest of the Stockholder Proponents or any Associated Person in the Corporation (including by virtue of an existing or prospective commercial or contractual relationship with the Corporation), other than an interest arising solely out of the ownership of securities issued by the Corporation, and (iv) all other information relating to the Stockholder Proponents or any Associated Person that would be required to be disclosed in connection with the solicitation of proxies for the matters proposed to be considered at the special meeting of stockholders pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Any Stockholder Proponent may revoke his, her or its request for a special meeting of stockholders at any time by written notice delivered to the Secretary of the Corporation. In the event a written revocation or revocations have been delivered to the Secretary of the Corporation such that the requirements of subsection (a) of Section 1.02 no longer are satisfied with respect to the applicable stockholder request for a special meeting, (i) if the notice of the special meeting has not been mailed to the stockholders of the Corporation in accordance with Section 1.04, the Secretary shall refrain from delivering the notice of the meeting and shall send to all other Stockholder Proponents a written notice of the revocation of the request for a special meeting, and (ii) if the notice of the special meeting has been mailed to the stockholders of the Corporation in accordance with Section 1.04, (A) the Secretary may revoke the notice of the meeting, (B) the chairman of the meeting may call the meeting to order on the date and at the time of the special meeting and upon his or her own motion, without any action of the stockholders, adjourn the meeting without acting on the matter or matters to be considered at the meeting, or (C) the Corporation, in its discretion, may proceed with the special meeting. Any request for a special meeting received after a notice to the Stockholder Proponents under clause (i) of the preceding sentence or after a revocation by the Secretary of a notice of the meeting under clause (ii)(A) of the preceding sentence shall be considered a request for a new special meeting of stockholders.

Upon receipt of a proper request from Stockholder Proponents for the holding of a special meeting, the Secretary shall inform the Stockholder Proponents of the reasonably estimated cost of preparing and mailing the notice of the meeting (including the related proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request unless and until the Stockholder Proponents have paid the reasonably estimated cost of preparing and mailing the notice of the meeting (including the related proxy materials) as determined by the Secretary.

Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any meeting of stockholders of the Corporation held during the preceding twelve (12) months.

For purposes of Section 1.02, “beneficial ownership” (and the correlative term, “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act. For purposes of Section 1.02, “Associated Person” has the meaning set forth in Section 1.10(c) of the bylaws. Notwithstanding other provisions of Section 1.02, a Stockholder Proponent also must comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 1.02.

Item 9.01.	Exhibits.

Exhibit No.	Description

3.2	Bylaws of Lockheed Martin Corporation, as amended January 28, 2010

99.1	2006 Management Incentive Compensation Plan (Performance Based), as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

/S/ DAVID A. DEDMAN
David A. Dedman
Vice President and Associate General Counsel

January 29, 2010